EXHIBIT 10.15
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                            ADVISORY BOARD AGREEMENT

     This ADVISORY BOARD AGREEMENT made as of this 1st day of February, 2001 by and between ESSTEC, INC., a Nevada corporation, having an office at 6033 West Century Boulevard, Suite 500, Los Angeles, California 90045 (hereinafter referred to as "ESSTEC") and Monis Rahman, an individual, with an address at 210 Flynn Street, Mountain View, CA 94043 (hereinafter referred to as "RAHMAN").

                              W I T N E S S E T H:

     WHEREAS,  ESSTEC  desires  to  retain  RAHMAN  for  its advisory board; and

     WHEREAS, RAHMAN is willing to serve on the advisory board of ESSTEC upon the terms and conditions herein set forth;

     NOW, THEREFORE, in consideration of the promises and mutual covenants herein set forth it is agreed as follows:

1.     Retain  RAHMAN as Advisory Board Member.  ESSTEC hereby retains RAHMAN to
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serve  on its advisory board until removed by the Board or until RAHMAN resigns.

2.     Duties.  RAHMAN  shall  perform  those  functions  generally performed by
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persons of such title and position, shall attend all meetings of the Advisory Board and shall perform any and all related duties and shall have any and all powers as may be prescribed by resolution of the Advisory Board, and shall be available to confer and consult with and advise the officers and directors of ESSTEC at such times that may be required by ESSTEC.

3.     Compensation:  RAHMAN  shall receive nonrefundable compensation of 15,000
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stock options exercisable at $3.50 per share of the Restricted Common Stock of the Company upon completion of one year of duty hereunder. Stock Option that has vested may be exercised immediately until 11:59 P.M. (Pacific Standard time) on the date that is one (1) years after the Vesting Date (the "Expiration Date"). Stock Option not exercised on or before the Expiration Date shall expire.

4.     Expenses.  RAHMAN  shall  submit  to  ESSTEC reasonably detailed receipts
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with respect thereto which substantiate RAHMAN's expenses, including expenses to attend all advisory board meetings and ESSTEC shall reimburse RAHMAN for all reasonable documented expenses.

5.     Secrecy.  At  no time shall RAHMAN disclose to anyone any confidential or
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secret information (not already constituting information available to the public) concerning: (a) internal affairs or proprietary business operations of ESSTEC or its affiliates; or (b) any trade secrets, new product developments, patents, programs or programming, especially unique processes or methods.

6.     Termination.
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     (a)     Termination  by  ESSTEC

     (i) ESSTEC may terminate this Agreement immediately without assigning any reason, at any time, by submitting a written notice to RAHMAN.

     (ii) This agreement automatically shall terminate upon the death of RAHMAN, except that RAHMAN's estate shall be entitled to receive any amount accrued under Section 3 for the period prior to RAHMAN's death and any other amount to which RAHMAN was entitled of the time at his death.

7.     Arbitration.  Any  controversies  between ESSTEC and RAHMAN involving the
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construction or application of any of the terms, provisions or conditions of this Agreement shall on the written request of either party served on the other be submitted to arbitration. Such arbitration shall comply with and be governed by the rules of the American Arbitration Association. An arbitration demand must be made within one (1) year of the date on which the party demanding arbitration first had notice of the existence of the claim to be arbitrated, or the right to arbitration along with such claim shall be considered to have been waived. An arbitrator shall be selected according to the procedures of the American Arbitration Association. The cost of arbitration shall be borne by the losing party unless the arbitrator shall determine otherwise. The arbitrator shall have no authority to add to, subtract from or otherwise modify the provisions of this Agreement, or to award punitive damages to either party.

8.     Attorneys'  Fees  and  Costs.  If  any  action  at  law  or  in equity is
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necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorney's fees, costs and necessary disbursements in addition to any other relief to which he may be entitled.

9.     Entire Agreement; Survival.  This Agreement contains the entire agreement
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between the parties with respect to the transactions contemplated herein and supersedes, effective as of the date hereof any prior agreement or understanding between ESSTEC and RAHMAN. The unenforceability of any provision of this Agreement shall not effect the enforceability of any other provision. This Agreement may not be amended except by an agreement in writing signed by the RAHMAN and the ESSTEC, or any waiver, change, discharge or modification as sought. Waiver of or failure to exercise any rights provided by this Agreement and in any respect shall not be deemed a waiver of any further or future rights. The provisions of this Agreement shall survive the termination of this Agreement.

10.     Assignment.  This  Agreement  shall  not  be  assigned to other parties.
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11.     Governing  Law.  This  Agreement  and  all  the  amendments  hereof, and
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waivers and consents with respect thereto shall be governed by the internal laws of the State of California, without regard to the conflicts of laws principles thereof.

12.     Notices.  All  notices,  responses, demands or other communication under
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this  Agreement shall be in writing and shall be deemed to have been given when:
(a) delivered by hand; (b) sent by telex or telefax, (with receipt confirmed), provided that a copy is mailed by registered or certified mail, return receipt requested; or (c) received by the addressee as sent by express delivery service (receipt requested) in each case to the appropriate addresses, telex numbers and telefax numbers as the party may designate to itself by notice to the other parties:

     (i)     if  to  ESSTEC:

                         ESSTEC,  INC.
                         Attn:     Mr.  Abdul  L.  Saquib
                         6033  West  Century  Boulevard
                         Suite  500
                         Los  Angeles,  CA  90045

     (ii)     if  to  RAHMAN:

                         Monis  Rahman
                         20  Flynn  Street
                         Mountain  View,  CA  94043

13.     Severability  of  Agreement.  Should  any part of this Agreement for any
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reason be declared invalid by a court of competent jurisdiction, such decision shall not affect the validity of any remaining portion, which remaining provisions shall remain in full force and effect as if this Agreement had been executed with the invalid portion thereof eliminated, and it is hereby declared the intention of the parties that they would have executed the remaining portions of this Agreement without including any such part, parts or portions which may, for any reason, be hereafter declared invalid.

14.     Prior Agreements.  Any prior agreements between the parties with respect
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to  this  same  subject  matter  is  null  and  void.


     IN WITNESS WHEREOF, the undersigned have executed this agreement as of the day and year first above written.

ESSTEC,  INC.


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By:      Tariq  Khan
Its:     President



________________________
         Monis  Rahman